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                                                                    Exhibit 4(a)

                           CERTIFICATE OF ELIMINATION

                                       OF

                       SERIES D CUMULATIVE PREFERRED STOCK

                                       OF

                            OXFORD HEALTH PLANS, INC.

                           (Pursuant to section 151(g)
                         of the General Corporation Law
                            of the State of Delaware)

                  Oxford Health Plans, Inc., a Delaware corporation (the "Corporation"), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Corporation as required by Section 151(g) of the General Corporation Law of the State of Delaware:

         RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors in accordance with the provisions of the Certificate of Incorporation, the Board of Directors hereby states and declares that none of the 247,319 authorized shares of the Series D Cumulative Preferred Stock are outstanding, and none will be issued subject to the Certificate of Designations filed with respect to such series on February 12, 1999; and when such certificate setting forth this resolution becomes effective, it shall have the effect of eliminating from the Certificate of Incorporation all matters set forth in the Certificate of Designations with respect to the Series D Cumulative Preferred Stock and such Certificate of Designations itself;

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                  IN WITNESS WHEREOF, this Certificate of Elimination has been executed on behalf of the Corporation by its Secretary and attested by its Vice President. this 15th day of March, 2001.

                                                 OXFORD HEALTH PLANS, INC.

                                                 By:/s/ DANIEL N. GREGOIRE
                                                    ----------------------
                                                    Daniel N. Gregoire
                                                    Executive Vice President,
                                                    Secretary and General
                                                    Counsel

Attest:

/s/ KURT THOMPSON
-----------------
Name:Kurt B. Thompson
Title: Executive Vice President
 And Chief Financial Officer